PROMISSORY NOTE

$                                                         Hochdorf, Switzerland
                                                          March 25, 1999

         FOR VALUE RECEIVED, the undersigned, SWISSRAY INTERNATIONAL, INC., a New York corporation, (the "Company" or "Borrower"), hereby promises to pay to the order of SOVEREIGN PARTNERS LIMITED PARTNERSHIP (the "Lender"), the principal amount of $________ in lawful money of the United States of America in same day or other immediately available funds, together with interest at the rate hereinafter set forth, payable on or before June 25, 1999.

         .


         Interest on the principal balance of this Note from time to time outstanding and unpaid shall be computed on the basis of a 360-day year for the actual number of days elapsed at a simple interest rate per annum equal to eight percent (8%) commencing on March 25, 1999.

         Principal and all accrued interest, at the rate of eight percent (8%) per annum, shall be payable without the necessity for demand or notice on June 25, 1999. All payments of principal and interest shall be paid by wire transfer per the written instructions of Lender. As further consideration for this loan, Borrower agrees to issue to Lender a Warrant to purchase ______ shares of the Borrower's common stock, par value $0.01 per share, exercisable (for a period of 5 years commencing with the date of closing) at 125% of the average five (5) day closing bid price of the Company's common stock for the five (5) trading days immediately preceding March 25, 1999, but in no event less than $1.00 per share on day of closing for a period of five (5) years.

         The Borrower, in Borrower's sole discretion, may extend the term of this Note for an additional sixty (60) day period at an additional 2% interest rate per annum. Borrower must send written notice of its election to extend the term of this Note. Said written notice must be sent by facsimile pursuant to the notice provisions of this Note, on or before June 25, 1999. Borrower shall not be entitled to extend the term of this Note beyond August 24, 1999.

                  In the event the Promissory Note is not paid in full on or before its due date, then in such event the terms of the Contingent Subscription Agreement, Debenture and Registration Rights Agreement, which are incorporated herein by reference and made a part hereof, shall apply and control. The "Due Date" of the Promissory Note shall mean the later of June 25, 1999, or August 24, 1999, if the Company exercises its option to extend the June 25, 1999 Due Date.

         The obligations of Borrower under this Note are secured by a lien on inventory and by a second mortgage on real estate owned by the Borrower and located in Switzerland (the "Security"). The Security is being provided as an inducement for Lender to enter into this loan transaction and so as to secure Lender position in prior financings in which Lender have been unable to convert their debentures into shares of the Borrower's common stock, in part, due to the absence of an established trading market for a significant period of time. The Security shall remain in effect throughout the term of this loan so long as any portion of the Borrower's indebtedness to Lender continues in effect and such Security shall be reduced utilizing the following formula:

A. Reducing the Borrower's indebtedness (evidenced by convertible debentures aggregating $14,750,000*: when such $14,750,000* indebtedness is reduced to $10,000,000 then (i) 25% of secured inventory shall be released from lien and
(ii) 25% of second mortgage on land and building shall similarly be released from lien (*Inclusive of $1,080,000 represented by promissory notes and contingently convertible into debentures);

B. For each further reduction of an additional $2,500,000 in Borrower's indebtedness from $10,000,000 to $5,000,000 releases from lien shall be accomplished on a pro-rata basis in the same manner as indicated in A above, i.e., each $2,500,000 reduction in indebtedness shall result in release of 25% of each lien amount; and C. When indebtedness is reduced to $5,000,000 or less, then the second mortgage on land and building shall be released in its entirety and inventory collateral shall continue to be reduced on a pro-rata basis in the same manner as indicated in paragraphs designated A. and B. above.

         Borrower hereby waives presentment, protest, notice of protest and notice of dishonor of this Note. The non-exercise by the Lender of any rights hereunder in any particular instance shall not constitute a waiver thereof in that or any other subsequent instance. The Borrower shall not create any class of indebtedness that ranks senior to this Note.

         Nothing contained herein shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid hereunder exceeds the maximum rate permitted by such law, such rate shall automatically be reduced to the maximum rate permitted by such law.

         The Borrower and any endorsers hereof, for themselves and their respective representatives, successors and assigns (except as specifically provided in the Loan Agreement) expressly waive presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, diligence in collection, and the benefit of any applicable exemptions, including, but not limited to, exemptions claimed under insolvency laws.

         SECURED CREDITORS. Borrower represents and warrants that it does not have any outstanding security interests in the inventory or real estate other than those set forth in Schedule A attached hereto and made a part hereof and it shall not create or incur any indebtedness or obligation for borrowed money except for indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable, and shall not grant any other security interests until payment and performance in full of the obligations hereunder, unless Lender otherwise consents in writing which consent shall not be unreasonably withheld. Borrower represents, warrants and covenants that the Collateral and proceeds are not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except for the security interest created by this Note other than as indicated in attached Schedule A.

         AFFIRMATIVE COVENANTS OF BORROWER. Borrower covenants and agrees that from the date hereof until payment and performance in full of the obligations hereunder, unless Lender otherwise consents in writing:

         (a) Use of Proceeds. The proceeds disbursed under the Note shall be used primarily for working capital.

         (b) Borrower represents and warrants that there are no actions, suits, investigations or proceedings pending or threatened against or affecting the validity or enforceability of this Note and there are no outstanding orders or judgments of any court or governmental authority or awards of any arbitrator or arbitration board against the Borrower excepting for such law suits or proceedings as are indicated and summarized in Borrower's Form 10K for fiscal year ended June 30, 1998.

DEFAULT. If any of the following events occur (a "default"), the terms of the Contingent Subscription Agreement, Debenture and Registration Rights Agreement which are incorporated herein by reference and made a part hereof, shall apply and control:

         (a) Borrower fails to pay when due any principal or interest under this Note;

         (b) Borrower fails to observe or perform any covenant or agreement set forth in this Note or in any instrument, document or agreement concerning the Collateral;

         (c) Borrower makes a general assignment for the benefit of its creditors, files or become the subject of a petition in bankruptcy, for an arrangement with its creditors or for reorganization under any federal or state bankruptcy or other insolvency law;

         (d) Borrower files or becomes the subject of a petition for the appointment of a receiver, custodian, trustee or liquidator of the party or of all or substantially all of its assets under any federal or state bankruptcy or other insolvency law;

         (e) Borrower is voluntarily or involuntarily terminated or dissolved;

         (f) Borrower or any accommodation maker, endorser or guarantor enters into any merger or consolidation, or sale, lease, liquidation or other disposition of all or substantially all of its assets or any transaction outside the ordinary course of its business or for less than fair consideration or substantially equivalent value without Lender's prior written consent;

         (g) Any judgment is entered against Borrower or any attachment upon or garnishment of any property of Borrower is issued which materially effects Borrower's ability to repay the Promissory Note; or

         (h) Any representation or statement made herein or any other written representation or statement made or furnished to Lender by Borrower was materially incorrect or misleading at the time it was made or furnished.

LITIGATION.

          (a) Forum Selection and Consent to Jurisdiction. Any litigation based on or arising out of, under, or in connection with, this Promissory Note shall be brought and maintained exclusively in the courts of Switzerland. The parties hereby expressly and irrevocably submit to the jurisdiction of the state and federal courts of Switzerland for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any final judgment rendered thereby in connection with such litigation. The Borrower further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without Switzerland. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Lender and the Borrower hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, written statements or actions of the Lender or the Borrower. The Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Lender entering into this agreement.

MISCELLANEOUS.

         (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

         (b) Neither this Promissory Note nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

         (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by registered mail, return receipt requested, addressed:
(i) if to the Borrower, c/o Gary B. Wolff, Esq. 747 Third Avenue , 25th
Floor, NY, NY 10017 with a facsimile copy sent on the same date and (ii) if to Lender c/o Joseph B. LaRocco, Esq. 49 Locust Avenue, Suite 107, New Canaan, CT 06840.

         (d) This Promissory Note shall be enforced, governed and construed in all respects in accordance with the laws of Switzerland, as such laws are applied by Switzerland courts to agreements entered into, and to be performed in, Switzerland by and between residents of Switzerland, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Lender, its successors and assigns. If any provision of this Promissory Note is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         THE BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS IN CONNECTION WITH WHICH THIS NOTE WAS EXECUTED AND DELIVERED AND WHICH ARE CONTEMPLATED BY THE TERMS OF THE AGREEMENT ARE, IN ALL CASES, COMMERCIAL TRANSACTIONS; AND THE BORROWER HEREBY EXPRESSLY WAIVES ANY AND ALL CONSTITUTIONAL RIGHTS IT MAY HAVE AS NOW CONSTITUTED OR HEREAFTER AMENDED, WITH REGARD TO NOTICE, ANY JUDICIAL PROCESS AND ANY AND ALL OTHER RIGHTS IT MAY HAVE, AND THE LENDER MAY INVOKE ANY PREJUDGMENT REMEDY AVAILABLE TO IT OR ITS SUCCESSORS OR ASSIGNS.

                                              SWISSRAY INTERNATIONAL, INC.
                                             By_________________________________
                                               Ruedi G. Laupper its Chairman
                                                  and President duly authorized

                                   SCHEDULE A


         In addition to the security interest created by this note, a prior security interest has been created by virtue of notes dated December 11, 1998 in accordance with which borrower received gross proceeds aggregating $1,080,000 one-half of which was received from Dominion Capital Fund, Ltd. and one-half of which was received from Sovereign Partners Limited Partnership.